Exhibit 99.1
FOR IMMEDIATE PRESS RELEASE

FOR:	PMC Commercial Trust	CONTACT:	Investor Relations
	17950 Preston Road, Suite 600		972-349-3235
Dallas, TX 75252

PMC Commercial Trust Announces Second Quarter and Year-to-Date Results
PMC Commercial Trust
AMEX (Symbol PCC)

Dallas, TX	August 8, 2007
PMC Commercial Trust (AMEX: PCC) announced second quarter and year-to-date results today.
Second Quarter Results
Income from continuing operations decreased slightly to $3,387,000 ($0.32 per share) during the three months ended June 30, 2007 from $3,449,000 ($0.32 per share) during the three months ended June 30, 2006. Significant changes when comparing the periods included:
•	a decrease in income from our retained interests in transferred assets of $605,000 primarily due to a decrease in our weighted average balance outstanding as a result of prepayments and a reduction in unanticipated prepayment fees;

•	a decrease in other income of $332,000 due primarily to decreased premium income;

•	an increase in interest income of $269,000 due primarily to an increase in our weighted average loans outstanding; and

•	a decrease in non cash losses of $577,000, including provision for loss on rent and related receivables, permanent impairments on retained interests in transferred assets and provision for loan losses.
For the three months ended June 30, 2007, net income increased to $4,169,000, or $0.39 per share, compared to $3,650,000, or $0.34 per share, for the three months ended June 30, 2006. Net income increased by $519,000 primarily due to net gains on sales of real estate included in discontinued operations during the three months ended June 30, 2007 of $1,252,000 offset by net losses on discontinued operations of $470,000.
Year-to-Date Results
Income from continuing operations decreased to $6,385,000 ($0.59 per share) during the six months ended June 30, 2007 from $6,675,000 ($0.62 per share) during the six months ended June 30, 2006. Significant changes when comparing the periods included:
•	a decrease in income from our retained interests in transferred assets of $957,000 primarily due to a decrease in our weighted average balance outstanding as a result of prepayments, a reduction in unanticipated prepayment fees and a reduction in the weighted average accretion rate;

•	a decrease in other income of $482,000 due primarily to decreased prepayment fee income and premium income;

•	an increase in interest income of $643,000 due primarily to an increase in our weighted average loans outstanding and variable interest rates; and

•	a decrease in non cash losses of $648,000, including provision for loss on rent and related receivables, permanent impairments on retained interests in transferred assets and provision for loan losses.
For the six months ended June 30, 2007, net income decreased to $6,990,000, or $0.65 per share, compared to $8,691,000, or $0.81 per share, for the six months ended June 30, 2006. Net income decreased by $1,701,000 primarily due to net gains on sales of real estate included in discontinued operations during the six months ended June 30, 2006 of $2,019,000 compared to $1,279,000 during the six months ended June 30, 2007.
We have deferred the recognition of gains on the sale of certain hotel properties and assets acquired in liquidation. Our deferred gains total approximately $2.6 million at June 30, 2007 of which approximately $654,000 was generated during the three months ended June 30, 2007. These deferred gains will be recorded to income as principal is received on the related loans receivable.

PMC COMMERCIAL TRUST - Page 2	Earnings Press Release	August 8, 2007

Dr. Andrew S. Rosemore, Chairman of the Board, stated, “Loan origination volume for the quarter ended June 30, 2007 was $18.6 million bringing the first half total to $34.0 million. This is up slightly from $13.6 million in the second quarter of 2006 and $31.2 million during last year’s first half. Volume for the first half of 2007 included $10.7 million as the result of financing the sales of hotel properties and assets acquired in liquidation compared to $19.8 million in the first six months of 2006. Based on the current backlog and market conditions, we anticipate volume to be between $60 and $70 million for the full year, down slightly from last year’s $71.5 million.
‘Our serviced portfolio continues to have high levels of prepayments with $42 million during the first half of 2007 and $92 million during all of 2006.
‘As previously stated, we are faced with an extremely competitive market for hospitality lending and continue to evaluate alternatives such as real estate ownership. Our portfolio continues to have exceptional quality with minimal delinquencies and charge-offs.”
The following tables contain comparative selected financial data as of June 30, 2007 and December 31, 2006 and for the three and six months ended June 30, 2007 and 2006:
FINANCIAL POSITION INFORMATION
(In thousands)

	June 30,	December 31,
	2007	2006	Decrease %
Loans receivable, net	$169,020	$169,181	—
Retained interests in transferred assets	$53,399	$55,724	(4%)
Real estate investments	$—	$4,414	(100%)
Total assets	$240,006	$240,404	—
Debt	$68,093	$68,509	(1%)
Total beneficiaries’ equity	$157,996	$157,291	—
Shares outstanding	10,765	10,754	—

PMC COMMERCIAL TRUST - Page 3	Earnings Press Release	August 8, 2007

RESULTS OF OPERATIONS
(Dollars in thousands, except per share information)

	Six Months Ended June 30,			Three Months Ended June 30,
	2007	2006	Inc (Dec) %	2007	2006	Inc (Dec) %
Income:
Interest income	$8,254	$7,611	8%	$4,198	$3,929	7%
Income from retained interests in transferred assets	3,978	4,935	(19%)	2,077	2,682	(23%)
Hotel property revenues	—	275	(100%)	—	169	(100%)
Other income	1,381	1,863	(26%)	640	972	(34%)

Total income	13,613	14,684	(7%)	6,915	7,752	(11%)

Expenses:
Interest	2,745	2,784	(1%)	1,420	1,379	3%
Salaries and related benefits	2,381	2,273	5%	1,214	1,213	—
General and administrative	1,296	1,257	3%	580	635	(9%)
Hotel property expenses	—	254	(100%)	—	140	(100%)
Impairments and provisions	414	1,062	(61%)	86	663	(87%)

Total expenses	6,836	7,630	(10%)	3,300	4,030	(18%)

Income before income tax provision, minority interest, and discontinued operations	6,777	7,054	(4%)	3,615	3,722	(3%)

Income tax provision	(347)	(334)	4%	(205)	(250)	(18%)
Minority interest (preferred stock dividend of subsidiary)	(45)	(45)	—	(23)	(23)	—

Income from continuing operations	6,385	6,675	(4%)	3,387	3,449	(2%)

Discontinued operations	605	2,016	(70%)	782	201	289%

Net income	$6,990	$8,691	(20%)	$4,169	$3,650	14%

Basic weighted average shares outstanding	10,755	10,745		10,756	10,744

Basic and diluted earnings per share:
Income from continuing operations	$0.59	$0.62		$0.32	$0.32
Discontinued operations	0.06	0.19		0.07	0.02

Net income	$0.65	$0.81		$0.39	$0.34

PMC COMMERCIAL TRUST - Page 4	Earnings Press Release	August 8, 2007

REAL ESTATE INVESTMENT TRUST (“REIT”) TAXABLE INCOME
REIT taxable income is presented to assist investors in analyzing our performance and is a measure that is presented quarterly in our consolidated financial statements and is one of the factors utilized by our Board of Trust Managers in determining the level of dividends to be paid to our shareholders.
The following reconciles net income to REIT taxable income:

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	(In thousands)
Net income	$6,990	$8,691	$4,169	$3,650
Less: taxable REIT subsidiaries net income, net of tax	(566)	(621)	(322)	(443)
Add: book depreciation	67	128	21	57
Less: tax depreciation	(92)	(359)	(35)	(26)
Book/tax difference on property sales	693	566	274	216
Book/tax difference on retained interests in transferred assets, net	568	949	275	721
Impairment losses	233	43	—	—
Book/tax difference on rent and related receivables	(1,152)	425	(1,391)	125
Book/tax difference on amortization and accretion	(147)	(89)	(73)	(52)
Asset valuation	(301)	(887)	1	2
Other book/tax differences, net	175	(162)	(89)	(203)

REIT taxable income	$6,468	$8,684	$2,830	$4,047

Common distributions declared	$6,456	$6,449	$3,230	$3,226

Weighted average common shares outstanding	10,755	10,745	10,756	10,744

CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE ARE “FORWARD-LOOKING STATEMENTS” INTENDED TO QUALIFY FOR THE SAFE HARBORS FROM LIABILITY ESTABLISHED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS CAN GENERALLY BE IDENTIFIED AS SUCH BECAUSE THE CONTEXT OF THE STATEMENT WILL INCLUDE WORDS SUCH AS THE COMPANY “EXPECTS,” “ANTICIPATES” OR WORDS OF SIMILAR IMPORT. SIMILARLY, STATEMENTS THAT DESCRIBE THE COMPANY’S FUTURE PLANS, OBJECTIVES OR GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING THE FINANCIAL PERFORMANCE OF THE COMPANY, REAL ESTATE CONDITIONS AND MARKET VALUATIONS OF ITS STOCK, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED. ALTHOUGH THE COMPANY BELIEVES THE EXPECTATIONS REFLECTED IN ANY FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, THE COMPANY CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ATTAINED. SHAREHOLDERS, POTENTIAL INVESTORS AND OTHER READERS ARE URGED TO CONSIDER THESE FACTORS CAREFULLY IN EVALUATING THE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS MADE HEREIN ARE ONLY MADE AS OF THE DATE OF THIS PRESS RELEASE AND THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE SUCH FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.